Exhibit 10.19

OPTION AGREEMENT

TO

PURCHASE REAL PROPERTY

This Option Agreement to Purchase Real Property ("Agreement") is made and entered by and between Ting Ming Henry Ng, a single man, and Von Verde Development, LLC, an Arizona limited liability company (collectively the "Owners") and Solar Wind Energy Tower, Inc., a Nevada corporation ("Solar Wind").

RECITALS:

Whereas, Owners are the owners of all the parcels of real property comprising Section 13, Township 11 South, Range 24 West, Gila and Salt River Base and Meridian, Official Records of Yuma County, Arizona, consisting of approximately 640 acres (the "Property");

Whereas, Solar Wind desires to procure an Option from the Owners to acquire the Property for the development of an alternate energy project (the "Project"); and

Whereas, the Owners desire to provide Solar Wind with an Option to acquire the Property.

Now, therefore in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.       Incorporation of Recitals. The parties agree the Recitals set forth above are accurate and are hereby incorporated as part of this Agreement.

1

2.       Option. For good and valuable consideration, the Owners hereby grant Solar Wind an exclusive and irrevocable option ("Option") to acquire the Property through December 14, 2014 ("Term") for the purchase price of $46,500.00 per acre ("Purchase Price"). The Owners agree Solar Wind shall have the right to extend the Term for periods of 6 months, but no longer than June 30, 2017, upon delivering written notice to the Owners prior to to the expiration of the Term, or extended Term, along with the payment of a non-refundable extension fee of $250,000.00 for each 6 month extension. The Owners and Solar Wind agree the non-refundable option and extension fees shall not be credited towards the Purchase Price upon the Close of Escrow.

3.       Commission. The Owners agree upon the Close of Escrow, Shadle & Sanchez Realty Investments, LLC shall receive from the proceeds a flat fee commission of $300,000.

4.       No Liens or Encumbrances. The Owners agree to convey the Property to Solar Wind free and clear of any and all liens or encumbrances against Property. The Owners agree any liens or encumbrances secured by the Property shall be satisfied upon the Close of Escrow from the funds allocated and payable to the Owners.

5.       Owners Cooperation with Due Diligence. The Owners understand and acknowledge the Project is very complex requiring, but not limited to, appropriate access, inspections, testing, feasibility studies, surveying, engineering, governmental review, permits and approvals and other feasibility studies (collectively "Due Diligence") as deemed necessary by Solar Wind. The Owners agree during the Term, or any extension of the Term, Solar Wind and its officers, employees, contractors, agents and representatives shall have access to the Property upon no less than 48 hours advance notice for the purposes of conducting Due Diligence. Solar Wind agrees to notify and coordinate with the Owners the Due Diligence so as to not interfere with the Owner's operations upon the Property. The Owners fully agree to cooperate with Solar Wind's Due Diligence of the Property for the Project. Solar Wind agrees to defend, harmless and indemnify the Owners for any claim, loss or demand by Solar Wind, or any other person or entity, relating to Solar Wind's Due Diligence.

2

6.       Zoning and Development Agreement. The Owners acknowledge and understand Solar Wind will require Heavy Industrial zoning of the Property from the City of San Luis, Arizona and a Development Agreement with the City of San Luis, Arizona to obtain development rights, municipal services and other necessary entitlements for the Project. The Owners represent the Property is presently annexed into the City of San Luis, Arizona and zoned for Employment/Heavy Industrial. The Owners agree to fully cooperate with Solar Wind's efforts to obtain the Heavy Industrial zoning and a Development Agreement from the City of San Luis, Arizona. The Owners agree to develop the Property in accordance with either the City of San Luis, Arizona Development Standards or as otherwise approved by the City of San Luis, Arizona.

7.       Leases. The Owners represent and agree there are no existing ;eases for any portion of the Property. The Owners agree if the Property, or any portion of the Property, is leased during the Term or any extension of the Term, such Lease shall refer to this Agreement and shall provide the Owners the right to terminate such Lease upon no more than 60 days advance written notice without penalty or compensation to the lessee.

3

8.       Exercise of Option. Solar Wind shall only exercise this Option by delivering to the Owners a timely written notice that Solar Wind has elected to exercise the Option.

9.       Payment of Purchase Price at Closing. Solar Wind shall have 90 days from delivery of written notice to the Owners of its election to exercise the Option to close for the acquisition of the Property ("Close of Escrow") and to pay the Owners the Purchase Price. The Close of Escrow shall occur through Citizens Title & Trust, or such other title/escrow agent as agreed upon by the Owners and Solar Wind. The Owners agree to provide at their cost Solar Wind with a standard owner's title policy of insurance upon the Closing. Solar Wind may procure at its cost any extended title policy or endorsements as deemed necessary by Solar Wind. All taxes and assessments shall be pro-rated as of the Closing. Each party shall pay one-half the standard customary closing costs for a commercial real estate transaction in Yuma County, Arizona.

10.      Closing Documents. The Owners and Solar Wind agree upon the Closing to execute all the necessary documentation required by either party to convey the Property to Solar Wind.

11.      Assignment. The Owners agree Solar Wind may assign this Option to another person or entity upon written notice to the Owners.

12.      Termination of Option. This Option shall automatically terminate on December 14, 2014, unless otherwise extended by Solar Wind pursuant to Section 2.

4

13.      Notices. Any notice as required by this Option shall be in writing and shall be given by air courier service overnight delivery or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid. Notices shall be delivered or addressed to the Owners and Solar Wind at the following addresses, or at such other address as party may designate to the other in writing:

Von Verde Development, LLC

Attn: Eddie Loo

10602 Camino Del Sol

Yuma, Arizona 85367

Ting Ming Henry Ng

c/o Eddie Loo

10602 Camino Del Sol

Yuma, Arizona 85367

Solar Wind

Attn: Ronald W. Pickett

1997 Annapolis Exchange Parkway, Suite 300

Annapolis, Maryland 21401

The effective date of a notice shall be the date of delivery of the notice to an air courier service for overnight delivery or the deposit of the notice in the United States mail, certified mail, return receipt requested.

14.      Recording. Either party may elect to record an original of this Option Agreement and shall provide the other party with a recorded copy of the Option Agreement.

15.      Attorneys Fees. If any party commences an action to enforce any term or condition of this Option, the prevailing party to such action shall be entitled to recover a reasonable additional sum as and for its attorney's fees and costs, said sum to be fixed by a court of competent jurisdiction.

16.      Governing Law. This Option shall be interpreted under the laws of the State of Arizona.

5

17.      Jurisdiction and Venue. Any action to enforce or interpret any provision of this Option shall be commenced and completed in the Superior Court of the State of Arizona in and for the County of Yuma and not elsewhere. Each party specifically submits themselves to the jurisdiction to said Court and waives any objection to venue.

18.      Entire Agreement. This document constitutes the entire agreement between the parties with respect to Property and may not be amended or otherwise modified except by the express written agreement of the parties.

19.       Authorization. The undersigned agree the individuals signing this Agreement have the necessary authorization to sign on behalf the respective entities and are not required to obtain the consent or authorization of any other person or entity to execute this Agreement or to sell the Property to Solar Wind, including any financial institution or lender.

20.      Counterpart Signatures. This Agreement may be executed in any number of counterparts all of which shall be deemed to constitute one and the same instrument, and each of which shall be deemed an original hereof.

/s/ Ting Ming Henry Ng (by Ellie Loo Power of Attorney)	4/11/2014
Ting Ming Henry Ng	Date

Von Verde Development, LLC	4/11/2014
Date
By: /s/ Eddie Loo
Its: Manager

Solar Wind Energy Tower, Inc.

By: /s/ Ronald W. Pickett	4/12/2014
Ronald W. Pickett, CEO	Date

6

STATE OF ARIZONA	}
} SS.
County of YUMA	}

Subscribed to and sworn before me this 11th day of April, 2014 by Eddie Loo the duly authorized power of attorney or attorney in face for Ting Ming Henry Ng

/s/ Samantha C. Vaughan
Notary Public
[seal]

My commission expires:

12/18/15

STATE OF ARIZONA	}
} SS.
County of YUMA	}

Subscribed to and sworn before me this 11th day of April, 2014 by as Manager of Von Verde Development,LLC/

/s/ Samantha C. Vaughan
Notary Public
[seal]

My commission expires:

12/18/15

STATE OF NORTH CAROLINA	}
} SS.
County of New Hanover	}

Subscribed to and sworn before me this 12th day of April, 2014 by Ronald W. Pickett, CEO of Solar Wind Energy Yower, Inc.

/s/ D/Jarvis Jamall Poole
Notary Public
[seal]

My commission expires:

June 20, 2019

7

RECORDING REQUESTED BY Citizens Title & Trust AND WHEN RECORDED MAIL TO: ESCROW NO.: 12150138 - 015 - TOL

SPECIAL DURABLE POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That Ting Ming Henry Ng. hereby makes, constitutes and appoints Eddie Loo my true and lawful agent for- me with all power and authority to act in my name, place and stead, and for my use and benefit, in any way which I myself could do, if I were personally present, to sell, convey, mortgage or otherwise encumber, transfer in trust, and to borrow money and execute and deliver notes therefor, and to loan money and receive notes and security therefor as to the real property described on Exhibit -A" attached hereto and incorporated herein by this reference.

In addition, my Agent is specifically authorized to perform the following acts on his/her behalf only if my witness and I initial each specific act below.

(NOTICE: The Principal and the Witness must write his or her initials in the corresponding blank space below with respect to each of the acts listed below for which the Principal wants to give the Agent authority. If a blank space for any particularly-described art is NOT initialed. NO AUTHORITY WILL BE GRANTED for matters that are included in that section.)

_______ Principal	_____ Witness	Sell, convey, or exchange the above-described property,

_______ Principal	_____ Witness	Borrow money and execute and deliver notes therefor: mortgage or otherwise encumber the property to secure payment therefor: loan money and receive security therefor.

_______ Principal	_____ Witness	Accept payment of a commission. fee or other compensation in connection with the above-described real property.

_______ Principal	_____ Witness	Accept payment of all or any portion of the proceeds from the sale of the above-described property.

_______ Principal	_____ Witness	Acquire any interest in the above-described real property.
_______ Principal	_____ Witness	Accept the conveyance or beneficial interest thereof as community property with right of survivorship or as joint tenants with right of survivorship with any others. including my said Agent as one of the joint tenants.

_______ Principal	_____ Witness	Other:

This power shall not be affected by subsequent disability or incapacity of the principal or by lapse of time. All acts done by my Agent pursuant to this power during any period of disability or incapacity or uncertainty as to whether I am dead or alive shall have the same effect and inure to the benefit of and bind me, my heirs, devisees and personal representatives as if I were alive, competent and not disabled.

I hereby ratify all that my said Agent shall lawfully do or cause to be done pursuant to this power.

NOTICE: -THIS IS AN IMPORTANT DOCUMENT. BEFORE SIGNING THIS DOCUMENT, YOU SHOULD KNOW THESE IMPORTANT FACTS. THE PUPOSE OF THIS POWER OF ATTORNEY IS TO GIVE THE PERSON WHOM YOU DESIGNATE YOUR "AGENT BROAD POWERS TO HANDLE YOUR PROPERTY, WHICH MAY INCLUDE POWERS TO PLEDGE, SELL OR OTHERWISE DISPOSE OF REAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL EXIST EVEN AFTER YOU BECOME DISABLED, INCAPACITATED OR INCOMPETENT. IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT 10 YOU, YOU MAY REVOKE THIS POWER OF ATTORNEY IF YOU LATER WISH TO DO SO.

I, Ting Ming Henry Ng. the Principal, sign my name to this power of attorney this October 19, 2012, and being first duly sworn, do declare to the undersigned authority that I sign and execute this instrument as my power of attorney and that I sign it willingly, or willingly direct another to sign for me, that I execute it as my free and voluntary act for the purposes expressed in the power of attorney, and that 1 am eighteen years of age or older, of sound mind and under no constraint or undue influence.

I, J. Tammy L. Shaddy, the witness, sign my name to the foregoing power of attorney being first duly sworn and do declare to the undersigned authority that the principal signs and executes this instrument as his/her power of attorney and that he/she signs it willingly, or willingly directs another to sign for him/her, and that I, in the presence and hearing of the principal, sign this power of attorney as witness to the principal's signing and that to the best of my knowledge the principal is eighteen years of age or older, of sound mind and under no constraint or undue influence.

/s/ Tammy Shaddy

TAMMY L. SHADDY, Witness

(Print Name)

STATE OF ARIZONA	}
} SS.
County of YUMA	}

This instrument was subscribed, sworn to and acknowledged

before me by Ting Ming Henry Ng, the Principal, this October 19, 2012.

/s/ Tammy J. Lewis

Notary Public

My commission will expire 8/11/15

STATE OF ARIZONA	}
} SS.
County of YUMA	}

This instrument was subscribed, sworn to and acknowledged

before me by Tammy L. Shaddy, the Witness, this October 19, 2012.

/s/ Tammy J. Lewis

Notary Public

My commission will expire 8/11/15